SAFEWAY INC.

SCHEDULE OF SUBSIDIARIES

As of December 29, 2012

The following is a list of the Company's subsidiaries and includes all subsidiaries deemed significant. The jurisdiction of each company is listed in parentheses. Forty-three (43) companies are not listed because they are not actively conducting business, they are maintained solely for the purpose of holding licenses, they hold no assets or because they are less than majority owned.

Blackhawk Network Holdings, Inc. and its subsidiaries: (DE)
Blackhawk Network Asia Pacific Holdings Limited (HK)
Blackhawk Network California, Inc. (CA)
Blackhawk Network, Inc. and its subsidiaries: (AZ)
Blackhawk Network (Australia) Pty Ltd. (Australia)
Blackhawk Network (Canada) Ltd. (Canada)
Blackhawk Network (Europe) Limited (United Kingdom)
Blackhawk Network (Japan) KK (Japan)
Blackhawk Network (Korea), LLC (South Korea)
Blackhawk Network (UK) Ltd. (United Kingdom)
BH Network Holdings (Europe) B.V. and its subsidiaries: (The Netherlands)
Blackhawk Network (France) SARL (France)
Blackhawk Network Germany GmbH (Germany)
Cardpool, Inc. (DE)
EWI Holdings, Inc. and its subsidiary: (DE)
Blackhawk Network Mexico S. de R.L. de C.V. (Mexico)
Casa Ley Services, Inc. (DE)
Cayam Energy, LLC (DE)
Divario Ventures LLC (DE)
Eureka Land Management LLC and its subsidiary: (WA)
Eureka Development LLC (WA)
GFM Holdings I, Inc. and its subsidiary: (DE)
GFM Holdings LLC, general partner of: (DE)
Genuardi's Family Markets LP (DE)
Lehua Insurance Company, Inc. (HI)
Lucerne Foods, Inc. and its subsidiaries: (DE)
Eating Right LLC (DE)
Lucerne Dairy Products LLC (DE)
Lucerne North America LLC (DE)
O Organics LLC (DE)
Milford Insurance (Bermuda) Ltd. (Bermuda)
Oakland Property Brokerage Inc. (DE)
Pak 'N Save, Inc. (CA)
PDC I, Inc. (DE)
Point Fosdick Square LLC (WA)
Property Development Centers LLC and its subsidiaries: (DE)
PDC Lahaina, LLC (DE)
PDC-Rancho Del Mar LLC (DE)
Randall's Holdings, Inc. and its subsidiaries: (DE)
Randall's Finance Company, Inc. (DE)
Randall's Food Markets, Inc., general partner of: (DE)
Randall's Food & Drugs LP and its subsidiary: (DE)
Randall's Management Company, Inc. and its subsidiary: (DE)
Randall's Beverage Company, Inc. (TX)
Randall's Investments, Inc. (DE)
Safeway #0638 Exchange, LLC (OR)

SCHEDULE OF SUBSIDIARIES, Continued

Safeway Australia Holdings, Inc. (DE)
Safeway Canada Holdings, Inc. and its subsidiary: (DE)
Safeway New Canada, Inc. and its subsidiary: (DE)
Canada Safeway Limited and its subsidiaries: (Canada)
Canada Safeway Liquor Stores ULC (Canada)
Safeway Int'l Finance Corp. of Canada ULC (Barbados)
Safeway Ontario Finance ULC (BVI)
Safeway Corporate, Inc. and its subsidiaries: (DE)
Safeway Stores 67, Inc. (DE)
Safeway Stores 68, Inc. (DE)
Safeway Stores 69, Inc. (DE)
Safeway Stores 70, Inc. (DE)
Safeway Dallas, Inc. and its subsidiaries: (DE)
Avia Partners, Inc. (DE)
Safeway Stores 78, Inc. (DE)
Safeway Stores 79, Inc. (DE)
Safeway Stores 80, Inc. (DE)
Safeway Stores 82, Inc. (DE)
Safeway Stores 85, Inc. (DE)
Safeway Stores 86, Inc. (DE)
Safeway Stores 87, Inc. (DE)
Safeway Stores 88, Inc. (DE)
Safeway Stores 89, Inc. (DE)
Safeway Stores 90, Inc. (DE)
Safeway Stores 91, Inc. (DE)
Safeway Stores 92, Inc. (DE)
Safeway Stores 96, Inc. (DE)
Safeway Stores 97, Inc. (DE)
Safeway Stores 98, Inc. (DE)
Safeway Denver, Inc. and its subsidiaries: (DE)
Safeway Stores 44, Inc. (DE)
Safeway Stores 45, Inc. (DE)
Safeway Stores 46, Inc. (DE)
Safeway Stores 47, Inc. (DE)
Safeway Stores 48, Inc. (DE)
Safeway Stores 49, Inc. (DE)
Safeway Stores 50, Inc. (DE)
Safeway Gift Cards, LLC (AZ)
Safeway Global Sourcing Holdings Ltd. and its subsidiaries: (BVI)
Safeway Global Sourcing Limited (Hong Kong)
Safeway Global Sourcing (Macao Commercial Offshore) Limited (Macau)
Safeway Holdings I, LLC and its subsidiary: (DE)
Groceryworks.com, LLC and its subsidiary: (DE)
    Groceryworks.com Operating Company, LLC (DE)
Safeway Leasing, Inc. (DE)
Safeway Philtech Holdings, Inc. and its subsidiary: (DE)
Safeway Philtech Inc. (Philippines)
Safeway Richmond, Inc. and its subsidiary: (DE)
Safeway Stores 58, Inc. and its subsidiary: (DE)
Safelease, Inc. (DE)
Safeway Select Gift Source, Inc. (DE)

SCHEDULE OF SUBSIDIARIES, Continued

Safeway Southern California, Inc. and its subsidiaries: (DE)
Safeway Stores 18, Inc. (DE)
Safeway Stores 26, Inc. (DE)
Safeway Stores 28, Inc. (DE)
Safeway Stores 31, Inc. (DE)
The Vons Companies, Inc. (MI)
Safeway Stores 42, Inc. (DE)
Safeway Stores 43, Inc. (DE)
Safeway Stores 99, Inc. (DE)
Safeway Supply, Inc. and its subsidiaries: (DE)
Consolidated Procurement Services, Inc. (DE)
Safeway Stores 71, Inc. (DE)
Safeway Stores 72, Inc. (DE)
Safeway Stores 73, Inc. (DE)
Safeway Stores 74, Inc. (DE)
Safeway Stores 75, Inc. (DE)
Safeway Stores 76, Inc. (DE)
Safeway Stores 77, Inc. (DE)
Safeway Trucking, Inc. (DE)
SRG, Inc. (DE)
SSI - AK Holdings, Inc. and its subsidiary: (DE)
Carr-Gottstein Foods Co. and its subsidiaries: (DE)
AOL Express, Inc. (AK)
APR Forwarders, Inc. (AK)
Stoneridge Holdings, LLC and its subsidiary: (DE)
Safeway Health Inc. (DE)
Strategic Global Sourcing, LLC (DE)
Taylor Properties, Inc. (DE)
Vons REIT, Inc. and its subsidiary: (DE)
Dominick's Supermarkets, Inc. and its subsidiary: (DE)
Dominick's Finer Foods, LLC and its subsidiary: (DE)
Dominick's Finer Foods, Inc. of Illinois (IL)
Vons Sherman Oaks, LLC (OR)
Yankee Investment Holdings LLC (DE)